Exhibit 99.1

News From:	For Immediate Release

Kaydon Corporation Contact: Brian P. Campbell President and Chief Executive Officer (734) 747-7025 ext. 129	Global Engineered Solutions READ IT ON THE WEB http://www.kaydon.com

KAYDON FILES SHELF REGISTRATION

ANN ARBOR, MICHIGAN, January 7, 2005 — Kaydon Corporation (NYSE:KDN) announced today that that the Company has filed a universal shelf registration statement on Form S-3 with the Securities and Exchange Commission (“SEC”). The registration statement, when declared effective by the SEC, will provide the Company financial flexibility and the opportunity to issue common stock, preferred stock, debt securities and warrants from time to time, in one or more offerings, up to an aggregate amount of $400 million. The terms of any such future offerings would be established at the time of such offering.

The filing of the registration statement will, when declared effective by the SEC, increase the Company’s financial flexibility to provide additional capital for general corporate purposes, which may include repaying indebtedness, funding future acquisitions of other assets and companies, and making additions to working capital, or for any other purpose the Company describes in the applicable prospectus supplement.

The securities being registered under this universal shelf registration statement may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer or solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Any offer of these securities will be made solely by means of the prospectus included in the registration statement and any prospectus supplement that may be issued in respect of any such offering.

About Kaydon Corporation

Kaydon Corporation is a leading designer and manufacturer of custom-engineered products, supplying a broad and diverse group of industrial, aerospace, medical and electronic equipment, and aftermarket customers.

Certain statements in this press release are forward-looking within the meaning of the federal securities laws regarding the Company’s plans, expectations, estimates and beliefs. Forward looking statements are typically identified by words such as “believes,” “anticipates,” “intends,” “will,” “may,” “potential” and other similar expressions. These forward-looking statements may include, among other things, projections of the Company’s financial performance, anticipated growth, characterization of and the Company’s ability to control contingent liabilities, and anticipated trends in the Company’s businesses. These statements are only predictions, based on the Company’s current expectations about future events. While the Company believes any forward-looking statements made are reasonable, actual results could differ materially since the statements are based on the Company’s current expectations and are subject to risks and uncertainties beyond the control of the Company. These risks and uncertainties include, but are not limited to, risks and uncertainties relating to general economic conditions, geopolitical factors, future levels of general industrial manufacturing activity, future financial performance, market acceptance of new or enhanced versions of the Company’s products, the pricing of raw materials, changes in the competitive environments in which the Company’s businesses operate, the outcome of pending and future litigation and governmental proceedings, estimated legal costs, the estimated fair value of the Company’s assets, the ultimate satisfaction of the Company’s debt obligations, and risks and uncertainties listed or disclosed in the Company’s reports filed with the Securities and Exchange Commission. The Company does not undertake, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned to consider these factors when relying on such forward-looking information.